Exhibit 99

    Media Contact:       Matt Tidwell
                                    816-556-2902

    Investor Contact:     Todd Allen
                                    816-556-2083

GREAT PLAINS ENERGY ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
Adjusting 2007 Core Earnings Guidance

Kansas City, MO, August 1, 2007– Great Plains Energy Incorporated (NYSE:GXP) today announced second quarter 2007 earnings of $25.1 million or $0.29 per share on more shares outstanding, compared to $38.0 million or $0.49 per share in the second quarter of 2006.  Core earnings were $36.3 million or $0.42 per share on more shares outstanding, compared to second quarter 2006 core earnings of $42.5 million or $0.55 per share.  Reported earnings are reconciled to core earnings in attachments B and C.

“On May 9th, KCP&L experienced a pipe rupture at Iatan 1 which resulted in two fatalities.  In response, we took a great deal of care to ensure that all of our generating units were safe to operate.  The repair and precautionary work on Iatan 1 resulted in an 18-day outage,” said Chairman and CEO Mike Chesser.

“We continued in the second quarter, however, to make great progress on our long-term plan.  During the quarter we completed the LaCygne 1 environmental upgrades on-time and under budget, continued the Iatan 2 construction on schedule, and continued to progress with the approval process and integration planning with Aquila.  Finally, we received news that we received the 2007 Edison Award for innovation and leadership from the Edison Electric Institute,” continued Chesser.

Compared to the second quarter a year ago, core earnings in the second quarter of 2007 were reduced by higher purchased power expense, primarily due to the Iatan outage, unfavorable weather, and higher operating expenses at Kansas City Power & Light (KCP&L).  These impacts were partially offset by higher wholesale sales, the 2007 rate increases and customer growth.  While delivered volumes at Strategic Energy increased, core earnings were down due to lower average retail gross margins per MWh and higher bad debt expense compared to the second quarter of 2006.  Also, dilution from the FELINE PRIDES issuance in February and the May 2006 common stock issuance reduced Great Plains Energy’s core earnings per share by $0.05 compared to the second quarter last year.

For the first six months of 2007, reported earnings were $48.1 million or $0.57 per share on more shares outstanding, compared to $36.5 million or $0.48 per share for the same period last year.  Core earnings for the first six months were $25.3 million or $0.30 per share on more shares outstanding, compared to $67.9 million or $0.89 per share last year.  The decrease in year to date core earnings was driven primarily by plant outages, as well as a first quarter resettlement at Strategic Energy.

Based on the year to date operating results at KCP&L, Great Plains Energy is adjusting its full year 2007 core earnings guidance to a range of $1.60 to $1.75 per share, down from the previous range of $1.65 to $1.85 (see attachment G).

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Kansas City Power & Light

KCP&L reported earnings of $36.5 million or $0.43 per share in the second quarter of 2007, compared to $36.6 million or $0.48 per share last year.  Core earnings were $36.5 million or $0.43 per share, compared to second quarter 2006 core earnings of $39.7 million or $0.52 per share.  The decrease in core earnings compared to the second quarter last year was attributable to higher purchased power expense resulting from unplanned outages, higher fuel prices, and higher depreciation and pension expense.

Revenues for the second quarter of 2007 were $319.1 million, compared to $290.9 million for the second quarter last year.  Retail revenue increased by $15.0 million to $256.8 million compared to last year due primarily to rate increases and customer growth, offset somewhat by weather that was 29% cooler than the second quarter of 2006.  Wholesale revenues in the second quarter 2007 also increased to $58.5 million, up $12.3 million compared to the second quarter last year.  The increase in wholesale revenues was driven by a 26% increase in wholesale volumes, partially offset by slightly lower wholesale prices.

During the second quarter, purchased power expense increased 165% primarily due to unscheduled outages at baseload generating units.  Operating expenses in the second quarter were also higher than last year due to higher fuel prices, increased depreciation expense, and the increased level of pension costs in KCP&L’s rates effective January 1, 2007.  These items offset the benefit of higher retail and wholesale revenues.

Year to date June 30, 2007, KCP&L’s reported earnings were $38.6 million or $0.46 per share, compared to $49.6 million or $0.65 per share in the first half of 2006.  Core earnings year to date were $38.6 million or $0.46 per share, compared to $58.5 million or $0.77 per share last year.  The year over year change in core earnings during the first half of 2007 was primarily driven by outages at baseload generating units, and higher operating expenses.

Strategic Energy

Strategic Energy reported earnings were a loss of $6.5 million or $0.08 per share in the second quarter, compared to earnings of $4.2 million or $0.05 per share in the same period last year.  Core earnings, which exclude net mark-to-market gains and losses on energy contracts, were $3.9 million or $0.04 per share, compared to $5.4 million or $0.07 per share in the second quarter of 2006.  The decrease in core earnings compared to last year was driven primarily by lower average retail gross margins per MWh and higher bad debt expense, partially offset by lower employee-related expenses.

During the second quarter, revenue increased 38% to $486 million driven by higher delivered volumes that rose to 5.1 million MWhs, up 1.2 million MWhs from last year.  Total backlog at Strategic Energy continued to increase in the second quarter of 2007, growing 42% to 36.7 million MWhs compared to the same period last year.  New sales volume also rose to 8.1 million MWhs in the second quarter of 2007, compared to 7.6 million MWhs in the same period in 2006.  Delivered volume during the first six months, combined with 2007 backlog, totaled 19.5 million MWhs at the end of the second quarter, compared to 17.2 million MWhs at the end of first quarter.

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Average retail gross margin per MWh in the second quarter of 2007 was $1.03.  Excluding net mark-to-market losses on energy contracts, average retail gross margin per MWh was $4.49 in the second quarter of 2007 compared to $5.84 last year.  Average contract duration of 15 months in the second quarter of 2007 was down slightly compared to 16 months in the same quarter last year and 18 months reported in the first quarter of 2007.

Year to date June 30, 2007, Strategic Energy’s reported earnings were $20.6 million or $0.24 per share, compared to a loss of $6.7 million or $0.09 per share in the first half of 2006.  Core earnings year to date were a loss of $3.0 million or $0.04 per share, compared to core earnings of $15.6 million or $0.20 per share last year.  The year over year decrease in core earnings during the first half of 2007 was primarily attributable to lower gross margins per MWh at Strategic Energy due to small customer attrition and a resettlement in the first quarter, as well as higher bad debt expense.

Other

In the second quarter of 2007, the “other” category reported earnings were a loss of $4.9 million or $0.06 per share, compared to a loss of $2.8 million or $0.04 per share last year.  Core earnings were a loss of $4.1 million or $0.05 per share, compared to a loss of $2.6 million or $0.04 per share in the second quarter of 2006.  The greater core earnings loss in the “other” category is primarily attributable to a decline in available tax credits from affordable housing investments and overall higher expenses at the holding company, including $1.4 million of labor expenses related to the Aquila transaction that would otherwise be reflected in the KCP&L segment.  Year to date June 30, 2007, the “other” category loss was $11.1 million or $0.13 per share on a reported basis and $10.3 million or $0.12 per share on a core earnings basis.  This compares to a loss of $6.4 million or $0.08 per share on a reported basis and $6.2 million or $0.08 per share on a core earnings basis in the first six months of 2006.  Year to date June 30, 2007, includes $2.1 million of labor expenses related to the Aquila transaction.

Non-GAAP Financial Measure
Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of certain unusual items and mark-to-market gains and losses on energy contracts.  Great Plains Energy believes core earnings provides to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great Plains Energy’s prospective earnings potential.  Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors.  Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item, and Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.  The impact of these items could be material to operating results presented in accordance with GAAP.  Great Plains Energy is unable to reconcile core earnings guidance to GAAP earnings per share because it does not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts.

Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy L.L.C., a competitive electricity supplier.  The Company's web site is www.greatplainsenergy.com.

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Information Concerning Forward-Looking Statements -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Aquila, Inc., and Aquila’s sale of assets to Black Hills Corporation); and other risks and uncertainties.  Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.  This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A

GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year to Date
	June 30		June 30
		As Adjusted		As Adjusted
	2007	2006	2007	2006
Operating Revenues	(thousands, except per share amounts)
Electric revenues - KCP&L	$319,143	$290,891	$574,795	$531,281
Electric revenues - Strategic Energy	485,002	350,506	892,987	668,518
Other revenues	483	707	1,122	1,490
Total	804,628	642,104	1,468,904	1,201,289
Operating Expenses
Fuel	57,952	55,297	110,616	101,797
Purchased power - KCP&L	22,751	8,570	39,106	13,687
Purchased power - Strategic Energy	479,791	329,347	821,349	655,105
Skill set realignment costs	-	5,123	-	14,516
Operating expenses - KCP&L	74,020	64,810	147,661	127,240
Selling, general and administrative - non-regulated	19,963	14,842	42,678	28,519
Maintenance	23,145	24,548	52,979	46,507
Depreciation and amortization	45,819	39,250	90,861	78,196
General taxes	26,909	27,764	54,781	55,408
(Gain) loss on property	8	(696)	11	(597)
Other	2	-	156	10
Total	750,360	568,855	1,360,198	1,120,388
Operating income	54,268	73,249	108,706	80,901
Non-operating income	2,100	3,904	6,873	6,889
Non-operating expenses	(946)	(1,311)	(3,649)	(3,452)
Interest charges	(17,914)	(17,816)	(39,613)	(35,139)
Income before income taxes and loss from equity investments	37,508	58,026	72,317	49,199
Income taxes	(11,564)	(19,301)	(22,628)	(11,291)
Loss from equity investments, net of income taxes	(350)	(289)	(729)	(579)
Net income	25,594	38,436	48,960	37,329
Preferred stock dividend requirements	411	412	823	823
Earnings available for common shareholders	$25,183	$38,024	$48,137	$36,506

Average number of common shares outstanding	85,556	76,997	84,192	75,834

Basic and diluted earnings per common share	$0.29	$0.49	$0.57	$0.48

Cash dividends per common share	$0.415	$0.415	$0.83	$0.83

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Attachment B

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended June 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
		As Adjusted		As Adjusted
	2007	2006	2007	2006
	(millions)
KCP&L	$36.5	$36.6	$0.43	$0.48
Strategic Energy	(6.5)	4.2	(0.08)	0.05
Other	(4.4)	(2.4)	(0.05)	(0.03)
Net income	25.6	38.4	0.30	0.50
Preferred dividends	(0.5)	(0.4)	(0.01)	(0.01)
Earnings available for common shareholders	$25.1	$38.0	$0.29	$0.49

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$25.1	$38.0	$0.29	$0.49
Reconciling items
KCP&L - skill set realignment costs	-	3.1	-	0.04
Strategic Energy - mark-to-market impacts
from energy contracts	10.4	1.2	0.12	0.02
Other - merger transition non-labor costs	0.8	-	0.01	-
Other - skill set realignment costs	-	0.2	-	-
Core earnings	$36.3	$42.5	$0.42	$0.55

Core earnings
KCP&L	$36.5	$39.7	$0.43	$0.52
Strategic Energy	3.9	5.4	0.04	0.07
Other	(4.1)	(2.6)	(0.05)	(0.04)
Core earnings	$36.3	$42.5	$0.42	$0.55

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Attachment C

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year to Date June 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
		As Adjusted		As Adjusted
	2007	2006	2007	2006
	(millions)
KCP&L	$38.6	$49.6	$0.46	$0.65
Strategic Energy	20.6	(6.7)	0.24	(0.09)
Other	(10.2)	(5.6)	(0.12)	(0.07)
Net income	49.0	37.3	0.58	0.49
Preferred dividends	(0.9)	(0.8)	(0.01)	(0.01)
Earnings available for common shareholders	$48.1	$36.5	$0.57	$0.48

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$48.1	$36.5	$0.57	$0.48
Reconciling items
KCP&L - skill set realignment costs	-	8.9	-	0.12
Strategic Energy - mark-to-market impacts
from energy contracts	(23.6)	22.3	(0.28)	0.29
Other - merger transition non-labor costs	0.8	-	0.01	-
Other - skill set realignment costs	-	0.2	-	-
Core earnings	$25.3	$67.9	$0.30	$0.89

Core earnings
KCP&L	$38.6	$58.5	$0.46	$0.77
Strategic Energy	(3.0)	15.6	(0.04)	0.20
Other	(10.3)	(6.2)	(0.12)	(0.08)
Core earnings	$25.3	$67.9	$0.30	$0.89

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Attachment D

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended June 30, 2007
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$804.6	$319.1	$485.5	$-
Fuel	(57.9)	(57.9)	-	-
Purchased power	(502.5)	(22.7)	(479.8)	-
Other operating expense	(144.0)	(124.6)	(14.5)	(4.9)
Depreciation and amortization	(45.9)	(43.8)	(2.1)	-
Operating income (loss)	54.3	70.1	(10.9)	(4.9)
Non-operating income (expenses)	1.1	0.2	1.0	(0.1)
Interest charges	(17.9)	(16.7)	(0.7)	(0.5)
Income taxes	(11.6)	(17.1)	4.1	1.4
Loss from equity investments	(0.3)	-	-	(0.3)
Net income (loss)	$25.6	$36.5	$(6.5)	$(4.4)
Earnings (loss) per GPE common share	$0.29	$0.43	$(0.08)	$(0.06)

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Year to Date June 30, 2007
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$1,468.9	$574.8	$894.1	$-
Fuel	(110.6)	(110.6)	-	-
Purchased power	(860.4)	(39.1)	(821.3)	-
Other operating expense	(298.3)	(254.9)	(35.0)	(8.4)
Depreciation and amortization	(90.9)	(86.8)	(4.1)	-
Operating income (loss)	108.7	83.4	33.7	(8.4)
Non-operating income (expenses)	3.2	2.3	2.2	(1.3)
Interest charges	(39.6)	(34.9)	(1.5)	(3.2)
Income taxes	(22.6)	(12.2)	(13.8)	3.4
Loss from equity investments	(0.7)	-	-	(0.7)
Net income (loss)	$49.0	$38.6	$20.6	$(10.2)
Earnings (loss) per GPE common share	$0.57	$0.46	$0.24	$(0.13)

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Attachment E

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2007	2006
ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$43,715	$61,823
Restricted cash	249	-
Receivables, net	411,044	339,399
Fuel inventories, at average cost	41,276	27,811
Materials and supplies, at average cost	61,513	59,829
Deferred refueling outage costs	9,839	13,921
Refundable income taxes	22,048	9,832
Deferred income taxes	24,932	39,566
Derivative instruments	6,068	6,884
Other	14,604	11,717
Total	635,288	570,782
Nonutility Property and Investments
Affordable housing limited partnerships	20,242	23,078
Nuclear decommissioning trust fund	108,541	104,066
Other	14,755	15,663
Total	143,538	142,807
Utility Plant, at Original Cost
Electric	5,383,993	5,268,485
Less-accumulated depreciation	2,526,676	2,456,199
Net utility plant in service	2,857,317	2,812,286
Construction work in progress	294,060	214,493
Nuclear fuel, net of amortization of $111,740 and $103,381	52,623	39,422
Total	3,204,000	3,066,201
Deferred Charges and Other Assets
Regulatory assets	429,096	434,392
Goodwill	88,139	88,139
Derivative instruments	38,222	3,544
Other	37,921	29,795
Total	593,378	555,870
Total	$4,576,204	$4,335,660

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Attachment E continued

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2007	2006
LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$36,000	$-
Commercial paper	317,575	156,400
Current maturities of long-term debt	534	389,634
EIRR bonds classified as current	145,853	144,742
Accounts payable	357,454	322,724
Accrued taxes	37,087	24,106
Accrued interest	16,660	14,082
Accrued compensation and benefits	22,327	33,266
Pension and post-retirement liability	1,037	1,037
Derivative instruments	55,033	91,482
Other	21,314	25,520
Total	1,010,874	1,202,993
Deferred Credits and Other Liabilities
Deferred income taxes	632,193	622,847
Deferred investment tax credits	27,749	28,458
Asset retirement obligations	93,382	91,824
Pension and post-retirement liability	189,927	176,189
Regulatory liabilities	118,450	114,674
Derivative instruments	6,683	61,146
Other	75,115	49,103
Total	1,143,499	1,144,241
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
86,145,091 and 80,405,035 shares issued, stated value	1,056,155	896,817
Retained earnings	468,970	493,399
Treasury stock-72,553 and 53,499 shares, at cost	(2,218)	(1,614)
Accumulated other comprehensive income (loss)	4,400	(46,686)
Total	1,527,307	1,341,916
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000
Total	39,000	39,000
Long-term debt	855,524	607,510
Total	2,421,831	1,988,426
Commitments and Contingencies
Total	$4,576,204	$4,335,660

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Attachment F

GREAT PLAINS ENERGY
Statistical Summary

	Three Months Ended		Year to Date
	June 30		June 30
	2007	2006	2007	2006
KCP&L
Retail revenues (millions)	$256.8	$241.8	$473.7	$431.0
Wholesale revenues (millions)	$58.5	$46.2	$92.7	$93.7
Average non-firm wholesale price per MWh	$43.09	$47.02	$41.91	$48.68
Wholesale MWh sales (thousands)	1,362	1,078	2,248	2,182
Cooling degree days	406	571	406	571
Equivalent availability - coal plants	74%	80%	72%	80%
Capacity factor - coal plants	70%	71%	68%	71%

Strategic Energy
Average retail gross margin per MWh	$1.03	$5.32	$7.73	$1.76
Change in fair value related to non-hedging energy
contracts and from cash flow hedge ineffectiveness	3.46	0.52	(4.30)	4.97
Average retail gross margin per MWh without fair
value impacts [1]	$4.49	$5.84	$3.43	$6.73

MWhs delivered (thousands)	5,059	3,974	9,266	7,636
MWhs delivered plus current year backlog (thousands)	N/A	N/A	19,522	16,090
Average duration - new and resigned contracts (months)	15	16	16	17
MWh sales (thousands)	8,117	7,560	15,576	14,862
Retention rate	40%	54%	47%	52%
Retention rate including month to month customers	49%	65%	57%	63%
[1]This is a non-GAAP financial measure that differs from GAAP because it excludes the impact of unrealized fair value gains or losses. Management believes this measure is more reflective of average retail gross margins on MWhs delivered due to the non-cash nature and volatility of changes in fair value related to non-hedging energy contracts and from cash flow hedge ineffectiveness. Management and the Board of Directors use this as a measurement of Strategic Energy's realized average retail gross margin per delivered MWh, which are settled upon delivery at contracted prices.

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Attachment G

GREAT PLAINS ENERGY
2007 Core Earnings Guidance

	Previous Range			Revised Range
Kansas City Power & Light	$ 1.92	-	$ 2.04	$ 1.87	-	$ 1.94

Strategic Energy	0.07	-	0.13	0.07	-	0.13

Other [1]	(0.34)	-	(0.32)	(0.34)	-	(0.32)

Consolidated Core EPS [2]	$ 1.65	-	$ 1.85	$ 1.60	-	$ 1.75
[1] Other includes Home Service Solutions, Holding Company costs and other miscellaneous items.
[2] Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of certain unusual items and mark-to-market gains and losses on energy contracts.  Great Plains Energy believes core earnings provide to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great Plains Energy’s prospective earnings potential.  Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors.  Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item, and Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.  The impact of these items could be material to operating results presented in accordance with GAAP.  Great Plains Energy is unable to reconcile core earnings guidance to GAAP earnings per share because it does not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts.

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